Exhibit 10.5b

SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Second Amendment") is made as of the 14th day of December, 2006 (the "Second Amendment Date"), by and between VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois joint venture, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and STEVEN D. BELL & COMPANY, a North Carolina corporation, having a principal address at 300 North Greene Street, Suite 1000, Greensboro, NC 27401 ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser are parties to a Purchase and Sale Contract dated as of November 22, 2006, as amended by that certain First Amendment to Purchase and Sale Contract, dated December 1, 2006 (the "Contract"), for the real property identified therein;

WHEREAS, Purchaser and Seller desire to amend the Contract on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

AGREEMENT:

1.

Closing Date.  Section 5.1 of the Contract is amended and restated in it entirety as follows: " The Closing shall occur on February 28, 2007 (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser on or before 10 days prior to the Closing Date, to extend the Closing Date to March 30, 2007."

2.

Miscellaneous.  The following provisions shall apply with respect to this Second Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this Second Amendment, the terms and conditions of this Second Amendment shall control.

SECOND AMENDMENT TO CONTRACT

WATERGATE APARTMENTS

8358\981\1020636.1

(d)

This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]

SECOND AMENDMENT TO CONTRACT

WATERGATE APARTMENTS

8358\981\1020636.1

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

VMS NATIONAL PROPERTIES JOINT VENTURE

By:

VMS National Residential Portfolio I

By:

Maeril, Inc., its Managing General Partner

By:

/s/Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title:

Vice President

AND

By:

VMS National Residential Portfolio II

By:

Maeril, Inc., its Managing General Partner

By:

/s/Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title:

Vice President

PURCHASER:

STEVEN D. BELL & COMPANY,

a North Carolina corporation

By:

/s/Edward M. Harrington

Name:  Edward M. Harrington

Title:

President

SIGNATURE PAGES

SECOND AMENDMENT TO CONTRACT

WATERGATE APARTMENTS

8358\981\1020636.1